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                                                                   EXHIBIT T3A.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            BLASIUS INDUSTRIES, INC.

                                    * * * * *


     Blasius Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Blasius Industries, Inc.

     The date of filing  its  original  Certificate  of  Incorporation  with the

Secretary of State was April 25, 1966.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated

Certificate of Incorporation.

     3. The text off the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:



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                                     - 2 -


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            BLASIUS INDUSTRIES, INC.


     FIRST: The name of the Corporation is BLASIUS INDUSTRIES, INC.

     SECOND: Its principa1 office in the State of Delaware is located at No. 100

West Tenth Street, in the City of Wilmington County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West

Tenth Street, Wilmington 99, Delaware.

     THIRD: The nature of the business, or objects or purpose to be transacted,

permitted or carried on are:

     To acquire by subscription, purchase or otherwise, to hold for investment or for resale, to sell, pledge, hypothecate, and in all ways deal with stocks,

scrip, bonds, consols, debenture, mortgages, notes, trust receipts, certificates of indebtedness, interim receipts, and other obligations and securities of corporations, private, public, quasi-public, or municipal, foreign or domestic.

To collect the interest and dividends on its holdings and the principal thereof when due. To do all things suitable and proper for the protection, conservation,

or enhancement of the value of stocks, securities, evidences of indebtedness, or other properties held by it, including the exercise of the right

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                                     - 3 -


to vote thereon. To bid upon and purchase at foreclosure or at other sales,

public or private, real property and rights or interests therein of all kinds.

To purchase, acquire, hold, dispose of the stocks, bonds, and other evidences of indebtedness of any corporation, domestic or foreign, and issue in exchange therefor its stock, bonds, or other obligations.

     To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, either as principal, agent or otherwise, and to do all things incidental to any such business, including, without limiting the generality of the foregoing to manufacture, purchase or otherwise acquire, to hold, own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise, and personal property of every class and description, and, in particular, chemicals and chemical products of every nature and description, including compounds,

intermediates, derivatives and by-products thereof and products to be made therefrom; plastics and plastic products of every nature and description,

including film, sheeting, extrusions, moldings and products of all kinds to be made therefrom; drugs, medicines, and pharmaceutical, medicinal, chemical and other preparations and articles of all kinds.

     To produce, manufacture, use, buy or otherwise acquire, sell, distribute,

deal in and dispose of all articles, substances, products, by-products, raw materials, and products, appliances, apparatus, machinery, equipment and things of every class and description capable of being used in aforesaid business of



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this corporation or deemed to be necessary or desirable in the conduct of its business or any part thereof.

     To acquire by purchase, exchange, lease, or otherwise and to own, hold,

use, develop, operate, sell, assign, lease, transfer, convey, exchange,

mortgage, pledge or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate.

     To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner, deal with and contract with reference to:

               (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

               (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

               (c) franchises, licenses, grants and concessions.

               To purchase or otherwise acquire, and to hold, mortgage, pledge,

sell, exchange or otherwise dispose of, securities (which



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term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets)

created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment thereto in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect therefor.

     To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof.

     To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.



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     To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof,

and on such terms and on such security, if any, as the board of directors of the corporation may determine.

     To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of,

any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association,

corporation, government or subdivision thereof, or of any other combination,

organization or entity whatsoever.

     To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of

Delaware and by the certificate of incorporation, as the board of directors of the corporation may determine; and to secure such securities by mortgage upon,

or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation, then owned or thereafter acquired.

     To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and



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evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

     To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the board of directors of the corporation shall,

determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

     To organize or cause to be organized under the laws of the State of

Delaware, or of any other State of the United States of America, or of the

District of Columbia, or any territory, dependency, colony or possession of the

United States of America or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the

United States of America, in the District of Columbia, in any or all

territories, dependencies,



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colonies or possessions of the United States of America, and in foreign countries.

     To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations,

firms, or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all, powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the

General Corporation Law of the State of Delaware or under any act amendatory thereof, supplemental thereto or substituted therefor.

     FOURTH: The total number of shares of all, classes of capital stock which the Corporation shall be authorized to issue is 3,517,500 shares, divided into

(i) 17,500 shares of Preferred Stock of the par value of $100 per share, (ii)

500,000 shares of Preferred Stock at the par value of $1 per share (such 17,500 shares and such 500,000 shares being hereinafter collectively called "Preferred

Stock") and (iii) 3,000,000 shares of Common Stock of the par value of 25(cent)

per share (hereinafter called "Common Stock");

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     The following is a statement of the designations and the powers,

preferences and rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation.

                                       A.

     Preferred Stock may be issued in one or more series. The designations,

powers, preferences and relative, optional, conversion and other special rights,

and the qualifications, limitations and restrictions thereof, of Preferred Stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the

Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of

Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred

Stock shall belong, (b) fix the dividend rate therefor, (c) fix the amount which the holders of Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (d) state whether or not Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption, (e) fix the voting powers of the holders of Preferred Stock of such series, whether full or limited, or without voting powers, but in no event shall the holders of Preferred Stock of such series be entitled to more than one


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vote for each share held at all meetings of the stockholders of the Corporation;

and may, in a manner not inconsistent with the provisions of this Article

FOURTH, (i) limit the number of shares of such series which may be issued, (ii)

provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of

Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions,

if any, as may be provided) pay any dividends upon or purchase, redeem or otherwise acquire shares of capital stock ranking junior to Preferred Stock as to dividends or distribution of assets upon liquidation (referred to in this

Part A of Article FOURTH as "junior stock"), (iii) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or other distribution of assets on liquidation, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to the holders of, or the purchase, redemption or acquisition of junior stock, (v) grant to the holders of

Preferred Stock of such series the right to convert such stock into shares of junior stock, and (vi) grant such other special rights to the holders of

Preferred Stock of such series as the Board of Directors may determine and which are not inconsistent

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with the provisions of this Article FOURTH. The term "fixing for such series"

and similar terms shall mean stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

                                       B.

     Subject to the prior rights of Preferred Stock, set forth in Part A of this

Article FOURTH and to the conditions set forth herein or in any resolution of the Board of Directors providing for the issuance of any particular series of

Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on Common Stock from time to time out of any funds legally available therefor.

     Subject to the provisions of Part A of this Article FOURTH, the holders of

Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the Corporation.

     After payment shall have been made in full to the holders of Preferred

Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of Common Stock according to their respective shares.

                                       C.

     Nothing herein shall be deemed to affect the designations, preferences,

rights and number of shares of the of the 6% Cumulative Convertible Preferred

Stock, Series A, $100 par value, or the $4-$8 Cumulative Convertible Preferred

Stock, Series B, $100 par value, heretofore authorized.

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                                  - 12 -


                                       D.

     The initial series of the Preferred Stock, of the par value of $100 per share was established on August 10, 1967 consisting of 2,500 shares and designated 6% Cumulative Convertible Preferred Stock, Series A (hereinafter called the "Series A Preferred Stock"), and subject to the limitations provided by law and in the foregoing portions of this Article FOURTH of the Certificate of Incorporation, the designations, voting powers, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock are as follows:

                    "A. DIVIDENDS. The holders of the Series A Preferred
               Stock shall be entitled to receive or have set apart for payment cumulative dividends thereon at the rate of $6.00 per annum, and no more, payable quarterly for the last preceding dividend period on the 15th days of March, June, September and December in each year, out of the net assets of the Corporation in excess of its capital and/or out of its net profits and/or out of any funds at any time legally available for the payment of dividends before any dividends shall be declared, set apart or paid on the Common Stock of the Corporation or any other class of stock or series thereof which is junior to the Series A Preferred Stock. Dividends shall be cumulative and accrue from the date of issue of each share. No dividend shall be paid or set apart for payment on the Common Stock of the Corporation or any other class of stock or series thereof ranking junior to the Series A Preferred Stock be repurchased by the Corporation unless and until all cumulative dividends on the Series A Preferred Stock for all prior dividend periods and for the then current dividend period shall have been paid or set apart for payment in full.

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                    "B. LIQUIDATION, DISSOLUTION OR WINDING UP. Except as
               otherwise provided in this Subsection B, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock at the time outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital or from earnings, the fixed sum of $100 per share of Series A Preferred Stock, plus an amount equal to any and all accrued and unpaid cumulative dividends thereon up to and including the date of such payment, without interest, all of which shall be paid or set apart for payment to the extent available before any sum shall be paid to or any assets distributed among the holders of the shares of Common Stock or of shares of any other class of stock or series thereof which is junior to the Series A Preferred Stock. Upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution among the holders of the shares of Series A Preferred Stock then outstanding shall be applied first to the payment of the fixed amounts to which such holders are entitled, such payment to be made ratably in proportion to the full fixed amounts to which they are respectively entitled, and then to the payment of the accrued and unpaid cumulative dividends to which such holders are entitled, such payment to be made ratably in proportion to the full amount of such dividends to which they are respectively entitled.

                    "The sale by the Corporation of all or substantially
               all of its assets shall be deemed in liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Subsection B.

                    "C. REDEMPTION. Subject to the provisions of the next
               paragraph of this Section C, the Series A Preferred Stock shall be subject to redemption in whole or part from time to time on any date (hereunder referred to as the "redemption date") upon written notice, given by mailing a copy thereof, not less than thirty (30) days prior to such date, addressed to each holder of record (at his address last appearing on the books of the Corporation), of the shares to be redeemed, by payment in cash to such record holder against the surrender of his certificate(s) therefor, properly endorsed, of the redemption price fixed as hereinafter provided for cash share of stock so redeemed. If at any time less than all of the Series A Preferred Stock shall thus be called for redemption, the shares so to be redeemed shall be selected by lot in such manner as the Board of Directors may determine.

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                                  - 14 -

                    "Anything herein to the contrary notwithstanding, the
               Series A Preferred Stock shall not be redeemed at any time prior to the expiration of two (2) years from the date of issue thereof without the written consent of the holders of all of such Series A Preferred Stock then outstanding.

                    "In case the Corporation shall have given notice of
               redemption as aforesaid and on or before such redemption date shall have deposited with a paying agent or otherwise set aside at the place designated in such notice funds sufficient to pay the redemption price of the shares so called for redemption, all shares of stock to be redeemed as set forth in said notice shall be deemed to have been redeemed on the date so specified, whether or not the certificate(s) for such shares shall have been surrendered for redemption; and said shares of stock called for redemption shall, from and after such date, cease to represent any interest whatever in the Corporation or its property and to have any right to vote; and the holders thereof shall have no rights other than the right to receive said redemption price without any dividends or interest from or after the date so specified.

                    "In the event that any shares so called for redemption
               shall not have been duly surrendered for redemption within six (6) months next succeeding the redemption date specified in the notice calling such shares for redemption, the funds deposited with any paying agent or set aside for the redemption of such shares may again be used by the Corporation for its corporate purposes, and the holders of the shares so called for redemption but unsurrendered during such six (6) months shall thereafter have only the rights of general creditors against the Corporation for the redemption price of such shares, but without interest.

                    "The redemption price for the Series A Preferred Stock
               shall be One Hundred Dollars ($100.00) for each share plus accrued and unpaid cumulative dividends thereon up to and including the redemption date, without interest. Subject to the foregoing provisions, the Board of Directors shall have power and authority to prescribe the manner in which and the terms and conditions upon which the Series A Preferred Stock shall be redeemed.



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                                  - 15 -

                    "Whenever any shares of such Series A Preferred Stock
               of the Corporation are redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares, and thereupon this Corporation shall, in connection with the retirement of such shares, cause to be filed a certificate of reduction of capital.

                    "The Corporation may apply toward the purchase or
               redemption of Series A Preferred Stock as herein provided any part of its surplus funds or an amount of its capital which is not greater than the capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of capital thereto shall be to reduce the actual value of the assets of the Corporation to an amount less than the total amount of its debts and liabilities plus the amount of its capital reduced by the amount of the capital so applied.

                    D. CONVERSION.

                    "(1) METHOD OF CONVERSION. Each share of Preferred
               Stock may, at the option of the holder thereof, except as otherwise specifically provided in this Section D, be converted at any time into fully paid and non-assessable shares of Common Stock of the Corporation on the basis (subject to adjustment as hereinafter provided) of 16-2/3 shares of such Common Stock for each share of Series A Preferred Stock; provided, however, that as to any share of Preferred Stock which shall be called for redemption, any and all right of conversion shall terminate at the close of business on the redemption date if payment therefor shall be duly provided.

                    "Any conversion of shares of Series A Preferred Stock
               into shares of Common Stock shall be made by the surrender to the Corporation of the certificate or certificates representing the share or shares to be converted, duly endorsed, or accompanied by proper instruments of transfer, to the Corporation or in blank, together with a written notice to the Corporation electing to make such conversion and stating the name or names in which

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                                  - 16 -

               the certificate or certificates for shares of Common Stock shall be issued. As soon as practicable after such surrender of any certificate or certificates for conversion, the Corporation shall issue and deliver to or for the account of the person for whose account such certificate or certificates were so surrendered, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a scrip certificate for any fraction of a share as hereinafter provided.

                    "No adjustment of dividends will be made upon the
               exercise of the conversion privilege.

                    "Any conversion of Series A Preferred Stock into shares
               of Common Stock shall be deemed to have been made as of the 30th day following the date of surrender of the certificate or certificates for the shares to be converted and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

                    "(2) STOCK DIVIDENDS, SPLIT-UPS AND CONSOLIDATION OF
               COMMON SHARES. In case the Corporation, at any time, or from time to time, shall change as a whole, by subdivision, consolidation or otherwise (including the issue of stock dividends) the number of shares of Common Stock then outstanding into a different number of shares of Common Stock, or into a different or the same number of shares of another class (hereinafter called "new stock"), or shall so change as a whole the outstanding shares of any new stock, any holder of Series A Preferred Stock then outstanding, upon conversion thereof, shall be entitled to receive in lieu of the shares of Common Stock to which he would have become entitled upon conversion but for such change, the shares of stock which such holder would have been entitled to receive if he (1) had, prior to the first such change of the outstanding Common Stock into the same or a different number of shares of any other class or classes of stock, converted a number of shares of Series A Preferred Stock equal to the number so to be converted by him, (2) had held the shares of stock which he would have so received after

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                                  - 17 -

               such first change until the date of the conversion of the Series A Preferred Stock so to be converted, and (3) had received and held the shares of stock, which he would have so received pursuant to each such subsequent change occurring prior to the conversion of such shares of Series A Preferred Stock so to be converted.

                    "(3) ISSUANCE OF COMMON STOCK AT LESS THAN CONVERSION
               PRICE. If and whenever the Corporation shall issue or sell any shares of its Common Stock or issue any securities convertible into shares of its Common Stock, or grant any rights or options to purchase shares of its Common Stock (such shares of Common Stock so issued or issuable being called "Additional Shares") for a consideration per share less than the conversion price for the Common Stock in effect immediately prior to the time of such issue or sale (which until the first adjustment hereunder shall be $6.00 per share, and thereafter shall be the then current adjusted price at which shares of Common Stock shall be delivered upon conversion of any shares of Series A Preferred Stock) or without consideration, then, simultaneously with such issue or sale, the conversion price shall be reduced to the price obtained by (A) multiplying the number of shares of Common Stock outstanding immediately prior to such issue or sale by the then existing conversion price and adding to the result so obtained (B) the value of the consideration, if any, received by the Corporation upon such issue or sale and dividing the sum of (A) and (B) so obtained by the total number of shares of Comon Stock which would be outstanding immediately after such issuance or sale if the convertible securities so issued were immediately converted into Common Stock or the rights or options as the case might be, were exercised immediately; and any holder of Series A Preferred Stock then outstanding shall thereafter upon conversion thereof be entitled to receive as many shares of Common Stock (calculated to the nearest 1/10th of one share) as shall at the conversion price so determined equal in value the aggregate value of the shares of Series A Preferred Stock surrendered for conversion valued at $100 per share.

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                                  - 18 -

                    "No adjustment of the conversion price as hereinabove
               provided shall be made unless by reason of the happening of one or more of the events hereinabove specified the conversion price shall be changed by five (5) cents or more, but any adjustment which would change the conversion price by less than five (5) cents shall be carried forward and included with the next subsequent adjustment which, together with any adjustment or adjustment so carried forward, amounts to five (5) cents or more per share of Common Stock, nor shall any adjustment be required in connection with the issuance of not in excess of 187, 000 shares of Common Stock at a public offering price of $6 per share or in connection with the issuance of not in excess of 40,000 shares pursuant to the exercise of qualified stock options granted to employees of the Corporation.

                    "For the purpose of computing adjustments in the
               conversion price hereunder the value of the consideration received by the Corporation upon the issue of any Additional Shares shall be determined in the following manner:

                         (i) In the case of Additional Shares issued for
                    cash, the value of the consideration received therefor shall be the net amount of cash received by the Corporation therefor after deducting therefrom the amount of any commissions and other expenses which may have been paid or incurred by the Corporation for any underwriting of said shares, or otherwise in connection with the sale thereof;

                         (ii) In the case of shares issued otherwise than
                    for cash the value of such consideration shall be such as the Board of Directors shall determine in authorizing the issue thereof;

                         (iii) In case the Corporation shall at any time
                    issue any stock or other securities convertible into or exchangeable for shares of its Common Stock, then for the purposes hereof the Corporation shall be deemed (1) to have issued for cash the number of Additional Shares issuable upon conversion or in exchange for any such securities or upon exercise of any option or right, whether or not any such conversion right or other right or option is exercisable at the time of the issuance of such convertible security or right or option, and (2) to have received as the price of such Additional Shares a sum equivalent to the cash payable upon such conversion or exchange; provided, however, (A) that the cash

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                                  - 19 -

                    value of such proceeds shall be determined after the deducting therefrom such proportion of the amount of any commission or other expense which may have been paid or incurred by the Corporation for any underwriting of the entire issue of such convertible or exchangeable stock or other securities or otherwise in connection with the sale thereof as the stock or securities so converted or exchanged shall bear to such entire issue, (B) that no further adjustment of the conversion price shall be made upon the actual issue of Common Stock upon the conversion or exchange of such securities; and (C) that upon termination of the right to convert or exchange such securities for Common Stock the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of securities which were not so converted or exchanged shall no longer be deemed to be outstanding and the actual conversion price shall be forthwith readjusted to the price which it would have been had adjustment been made on the basis of the issuance only of the number of shares of Common Stock actually issued upon conversion or exchange.

                    "Whenever the conversion price is adjusted pursuant to
               any provision hereof, the Corporation shall forthwith mail a notice setting forth the adjusted conversion price and the reason therefor to the holders of record of the Series A Preferred Stock.

                    "(4) SCRIP CERTIFICATES. No fractional shares of Common
               Stock or new stock will be issued upon the exercise of any conversion right of holders of the Series A Preferred Stock; but upon the exercise of the conversion rights by any holder of Series A Preferred Stock such holder will be entitled to receive, except as hereinafter provided, with respect to any fraction of a share to which he shall be entitled, a scrip certificate, which may be combined with other similar scrip certificates so as to aggregate, one or more whole shares of Common Stock or new stock, and, as so combined, may be surrendered in exchange for a stock certificate or certificate representing such number of whole shares and a new scrip certificate for the remaining fraction of a share, if any. Anything herein contained to the contrary notwithstanding, scrip certificates shall be issued only in denominations of one-tenth (1/10th) of a share, or a multiple thereof equal to or next lower than the fraction of a share to which the holder of Series A Preferred Stock upon conversion would otherwise be entitled. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors, and may become void and of no effect after a reasonable period, not less than three years from the date of issuance, to be determined by the Board of Directors and specified in such scrip certificates. Holders of scrip certificates, as such, will not be entitled to receive dividends or to exercise any of the rights of a stockholder.

                    "(5) RESERVATION OF COMMON STOCK FOR CONVERSION. So
               long as any Series A Preferred Stock remains outstanding the Corporation will have authorized and will reserve and keep available out of the authorized but unissued shares of its Common Stock and new stock such number of shares of Common Stock and new stock as shall equal the total number of such shares which may be subject to issuance upon conversion of the Series A Preferred Stock as herein provided.

                    "(6) TAXES. The Corporation will pay the amount of any
               and all exercise taxes which may legally be imposed with respect to the issue or delivery of shares pursuant to the exercise of conversion rights by the holders of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of stock certificates, securities or assets in a name other than that of the record holder of the Series A Preferred Stock presented for conversion, all of which taxes shall be paid by such record holder at the time of the exercise of the conversion rights.

                    "(7) CONVERSION RIGHTS WHEN TRANSFER BOOKS CLOSED. The
               Corporation shall not be required to deliver certificates for shares of Common Stock or new stock upon surrender of shares of Series A Preferred Stock for conversion while its stock transfer books are closed for any meeting of the stockholders, or for the payment of dividends, or for any other purpose; provided, however, that for the purpose of determining the number of shares to which a holder of Series A Preferred Stock shall be entitled upon conversion, he shall be deemed to have exercised the conversion right as of the date upon which he shall have presented such Series A Preferred Stock certificate for conversion.

                    "(8) RETIREMENT OF CONVERTED STOCK. Series A Preferred
               Stock received by the Corporation upon the conversion thereof shall be cancelled and retired in such manner as may be prescribed by law and shall not be reissued, and no stock shall be issued in lieu thereof or in exchange therefor except the Common Stock or new stock into which such shares of Series A Preferred Stock shall have been converted.

                    "(9) PLACE OF CONVERSION. Series A Preferred Stock may
               be presented and surrendered for conversion at the principal office of the Corporation in the City of New York, New York. At any time and from time to time the Board of Directors may change the office at which Series A Preferred Stock may be presented and surrendered for conversion, provided that within ten (10) days after such change notice thereof be mailed to holders of record of the Series A Preferred Stock outstanding, addressed to them at their last respective addresses as the same appear on the books of the Corporation.

                    "E. CONSENTS OF PREFERRED STOCK. Without the
               affirmative vote or written consent of the holders of two-thirds of the shares of Series A Preferred Stock at the time outstanding, the Corporation shall not (a) increase the authorized amount of the Series A Preferred Stock; (b) issue any shares of stock of any class or series having priority over the Series A Preferred Stock or create, authorize or issue any obligations or securities convertible into or exchangeable for shares of stock of any class or series having priority over the Series A Preferred Stock; (c) amend the Certificate of Incorporation so as to alter or change the terms of the Series A Preferred Stock or to affect adversely the rights and privileges thereof; or (d) consolidate with or merge with or into any other corporation or sell all or substantially all of the property and business of the Corporation, as an entirety, to another corporation, or acquire, by merger, consolidation or otherwise, all or substantially all of the assets of another corporation.

                    "F. VOTING RIGHTS. Except as otherwise provided in the
               Certificate of Incorporation of the Corporation or as required by the laws of the State o Delaware or as set forth in Section E hereof, the holders of Series A Preferred Stock shall not have any voting power or right to participate in any meeting and shall not be considered stockholders for the purpose of any election, meeting, consent or waiver of notice.

                    "G. NONASSESSABLE STATUS OF STOCK. All the shares of
               Series A Preferred Stock for which the full consideration determined by the Board of Directors (which shall be not less than the par value of such shares) has been paid or delivered, in cash or property in accordance with the resolutions of the Board of Directors authorizing the issuance of such shares, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call. or assessment or any other payment thereon."

                                    E.

     In addition to the Series A Preferred Stock, a second series of the

Preferred Stock was established on September 15, 1969, consisting of 20,000 shares and designated $4-$8 Cumulative Convertible Preferred Stock, Series B

(hereinafter called the "Series B Preferred Stock"), and subject to the limitations provided by law and in the foregoing portions of this Article FOURTH of the Certificate of Incorporation, the designations, voting powers,

preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series B

Preferred Stock are as follows:

                    "A. DIVIDENDS. The holders of the Series B Preferred
               Stock shall be entitled to receive or have set apart for payment cumulative dividends thereon at the rate of $4.00 per annum during the five year period next following the date of issue of the Series B Preferred Stock and thereafter at the rate of $8.00 per annum, and no more, in either case payable quarterly for the last preceding dividend period on the 15th days of March, June, September and December in each year, out of the net assets of the Corporation in excess of its capital and/or out of its net profits and/or out of any funds at any time legally available for the payment of dividends before any dividends shall be declared, set apart or paid on the Common Stock of the Corporation or any other class of stock or series thereof which is junior to the Series B Preferred Stock in respect of the payment of dividends. Dividends shall be cumulative and accrue from the date of issue of each share. The Series A Preferred Stock and the Series B Preferred Stock shall rank PARI PASSU in the right to receive dividends and no dividend paid or set apart for payment on the Common Stock of the Corporation or any other class of stock or series thereof ranking junior to or on a parity with the Series A Preferred Stock and the Series B Preferred Stock in respect of the payment of dividends, nor shall any shares of Common Stock or other stock raking junior to or on a parity with the Series A Preferred Stock and the Series B Preferred Stock in respect of the payment of dividends be redeemed, repurchased or otherwise acquired by the Corporation unless and until all cumulative dividends on the Series A Preferred Stock and the Series B Preferred Stock for all prior dividend periods and for the then current dividend period shall have been paid or set apart for payment in full. Notwithstanding the foregoing sentence, proportionate dividends may be paid upon or declared and set apart for dividend periods for other stock of the Corporation ranking on a parity as to dividends with the Series B Preferred Stock if at the same time like proportionate dividends for the same or comparable dividend period or periods, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all issued and outstanding Series B Preferred Stock. The Corporation will not permit any corporation, a majority of whose outstanding voting stock is owned directly or indirectly by the Corporation, to purchase any of the Series B Preferred Stock or any stock ranking on a parity with, or junior to the Series B Preferred Stock except at a time when the Corporation may purchase such stock. The Corporation will not declare any cash dividend with respect to its common stock, or redeem, repurchase or otherwise acquire any shares of its common stock if after giving effect to such declaration, redemption, repurchase or other acquisition, the aggregate of its capital and surplus accounts is less than the aggregate liquidation value (calculated at the fixed sum of $200 per share) of all of the then outstanding shares of the Series B Preferred Stock.

                    "B. LIQUIDATION, DISSOLUTION OR WINDING UP. (1) Except
               as otherwise provided in this Section B, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock at the time outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital or from earnings, the fixed sum of $200 per share of Series B Preferred Stock, plus an amount equal to any and all accrued and unpaid dividends thereon up to and including the date of such payment, without interest, all of which shall be paid or set apart for payment to the extent available before any sum shall be paid to or any assets distributed among the holders of the shares of Common Stock or of shares of any other class of stock or series thereof which is junior to the Series B Preferred Stock in respect of the right to receive assets upon such liquidation, dissolution or winding up of the Corporation. Upon such liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock and the Series B Preferred Stock shall rank PARI PASSU in respect of the right to receive assets and the assets of the Corporation available for distribution among the holders of the shares of Series A Preferred Stock and the Series B Preferred Stock then outstanding shall be applied first to the payment of the fixed amounts to which such holders are entitled, such payment to be made ratably in proportion to the full fixed amounts to which they are respectively entitled, then to the payment of the accrued and unpaid dividends to which such holders are entitled, such payment to be made ratably in proportion to the full amount of such dividends to which they are respectively entitled.

                    "(2) The sale by the Corporation of all or
               substantially all of its assets shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section B.

                    "C. REDEMPTION. (1) Subject to the provisions of the
               next paragraph of this Section C, the Series B Preferred Stock shall be subject to redemption in whole or part from time to time on any date (hereinafter referred to as the redemption date) upon written notice, given by mailing a copy thereof, not more than sixty (60) or less than forty
               (40) days prior to such date, addressed to each holder of record (at his address last appearing on the books of the Corporation), of the shares to be redeemed, the redemption date, price and place and the last day on which the shares to be redeemed may be converted, by payment in cash to such record holder against the surrender of his certificate(s) therefor, properly endorsed or accompanied by proper instruments of transfer, in either case with all signatures guaranteed by a bank or member firm of the New York, American or Midwest Stock Exchanges, of the redemption price fixed as hereinafter provided for each share of stock so redeemed. If at any time less than all of the Series B Preferred Stock shall thus be called for redemption the shares so to be redeemed shall be selected by the Corporation as nearly as may be pro-rata, disregarding fractions, according to the number of shares of Series B Preferred Stock held by each holder thereof.

                    "(2) Anything herein to the contrary notwithstanding,
               the Series B Preferred Stock shall not be redeemed at any time prior to the expiration of five (5) years from the date of issue thereof.

                    "(3) In case the Corporation shall have given notice of
               redemption as aforesaid, it shall deposit at least ten (10) days before such redemption date with a bank located in New York City or Cleveland, Ohio, funds sufficient to pay the redemption price of the shares so called for redemption and not theretofore converted, and all shares of stock to be redeemed as set forth in said notice shall be deemed to have been redeemed on the redemption date, whether or not the certificate(s) for such shares shall have been surrendered for redemption; and said shares of stock called for redemption shall, from and after such date, cease to represent any interest whatever in the Corporation or its property and to have any right to vote; and the holders thereof shall have no rights other than the right to receive said redemption price without any dividends or interest from or after the redemption date.

                    "(4) In the event that any shares so called for
               redemption shall not have been duly surrendered for redemption within six (6) years next succeeding the redemption date specified in the notice calling such shares for redemption, the funds deposited may again be used by the Corporation for its corporate purposes, and the holders of the shares so called for redemption but unsurrendered during such six (6) years shall thereafter have only the rights of general creditors against the Corporation for the redemption price of such shares, but without interest.

                    "(5) The redemption price for the Series B Preferred
               Stock shall be Two Hundred Dollars ($200) for each share plus accrued and unpaid dividends thereon up to and include the redemption date, without interest.

                    "(6) Subject to the foregoing provisions, the Board of
               Directors shall have power and authority to prescribe the manner in which the terms and conditions upon which the Series B Preferred Stock shall be redeemed.

                    "(7) The Corporation may apply toward the purchase or
               redemption of Series B Preferred Stock as herein provided any part of its surplus funds, including paid-in surplus, or an amount of its capital which is not greater than the capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of capital thereto shall be to reduce the actual value of the assets of the Corporation to an amount less than the total amount of its debts and liabilities plus the amount of its capital reduced by the amount of the capital so applied.

                    "D. SINKING FUND. On the fifth anniversary date of the
               original issue of the Series B Preferred Stock and annually thereafter until all outstanding shares of the Series B Preferred Stock have been purchased, redeemed, otherwise acquired or converted as provided herein, the Corporation shall compute a sinking fund payment equal to (i) $200 multiplied by (ii) three percent (3%) of the number of shares of Series B Preferred Stock then outstanding, and the Corporation shall within the ten days next following proceed to purchase or redeem such shares in accordance with the provisions of Section C hereof.

                    "E.  CONVERSION

                    "(l) METHOD OF CONVERSION.

                    "(a) Each share of Series B Preferred Stock may, at the
               option of the holder thereof, except as otherwise specifically provided in this Section E, be converted at any time into as many fully paid and nonassessable shares of Common Stock, 25(cent) par value, of the Corporation (as the Common Stock shall be constituted on the conversion date) as shall at the conversion price in effect on such date equal in value the aggregate value of the shares of Series B Preferred Stock surrendered for conversion valued for such purpose at $200 per share (the "Conversion Value"); provided, however, that as to any shares of Series B Preferred Stock which shall be called for redemption, any and all right of conversion shall terminate at the close of business on the tenth day prior to the redemption date except that if payment therefor shall not be deposited in accordance with the provisions set forth in Section C hereof such conversion rights shall not terminate until such payment shall have been so deposited.

                    "(b) Any conversion of shares of Series B Preferred
               Stock into shares of Common Stock shall be made by the surrender to the Corporation of the certificate or certificates representing the share or shares to be converted, duly endorsed or accompanied by proper instruments of transfer, in either case with all signatures guaranteed by a bank or member firm of the New York, American or Midwest Stock Exchanges, to the Corporation or in blank, together with a written notice to the Corporation electing to make such conversion and stating the name or names in which the certificate or certificates for shares of Common Stock shall be issued. As soon as practicable after such surrender of any certificate or certificates for conversion, the Corporation shall issue and deliver to or for the account of the person for whose account such certificate or certificates were so surrendered, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with payment for any fraction of a share as hereinafter provided.

                    "(c) No adjustment for dividends will be made upon the
               exercise of the conversion privilege.

                    "(d) Any conversion of Series B Preferred Stock into
               shares of Common Stock shall be deemed to have been made as of the day of surrender of the certificate or certificates for the shares to be converted and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said day.

                    "(2) CONVERSION PRICE. The conversion price for the
               Common Stock shall be $10.25 per share until September 26, 1970 and thereafter shall be $25 per share, subject to adjustment as hereinafter provided.

                    "(3) STOCK DIVIDENDS, SPLIT-UPS AND CONSOLIDATION OF
               COMMON STOCK. In case the Corporation, at any time, or from time to time, shall change as a whole, by subdivision, consolidation or otherwise (including the issue of stock dividends) the number of shares of Common Stock then outstanding into a different number of shares of Common Stock, or into a different or the same number of shares of another class (hereinafter called "new stock"), or shall so change as a whole the outstanding shares of any new stock, the conversion price or prices shall be proportionately decreased in the case of a subdivision or stock dividend or increased in the case of a consolidation, or otherwise appropriately adjusted, as of the close of business on the date the subdivision, consolidation or other event becomes effective, computed to the nearest five (5) cents, and, in the case of any new stock, the shares of stock into which the Series B Preferred Stock are convertible shall be appropriately adjusted to include shares of any such new stock.

                    "(4) Whenever the conversion price is adjusted pursuant
               to any provision hereof, the Corporation shall forthwith mail a notice setting forth the adjusted conversion price and the reason therefor to the holders of record of the Series B Preferred Stock.

                    "(5) FRACTIONAL SHARES ON CONVERSION. The Corporation
               shall not be required to issue fractional shares of Common Stock upon conversion of the Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for Conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate amount of the Conversion Value of the shares of Series B Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any share or shares of Series B Preferred Stock, the Corporation shall make an adjustment therefor in cash at the current market value thereof, computed by the Corporation on the basis of the average of the bid and asked prices of the Common Stock in the over-the-counter market on the last business day before the conversion date as reported by the National Quotation Bureau, Inc. or other recognized quotation service or, if the Common Stock is listed on a stock exchange, on the basis of the last reported sale price on that day on the principal stock exchange on which the Common Stock is listed or, if there was no reported sale on that day, on the basis of the last reported sale price on such exchange.

                    "(6) RESERVATION OF COMMON STOCK FOR CONVERSION. So
               long as any Series B Preferred Stock remains outstanding the Corporation will have authorized and will reserve and keep available out of the authorized but unissued shares of its Common Stock and new stock such number of shares of Common Stock and new stock as shall equal the total number of such shares which may be subject to issuance upon conversion of the Series B Preferred Stock as herein provided.

                    "(7) TAXES. The Corporation will pay the amount of any
               and all exercise taxes which may legally be imposed with respect to the issue or delivery of shares pursuant to the exercise of conversion rights by the holders of the Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of stock certificates, securities or assets in a name other than that of the record holder of the Series B Preferred Stock presented for conversion, all of which taxes shall be paid by such record holder at the time of the exercise of the conversion rights.

                    "(8) CONVERSION RIGHTS WHEN TRANSFER BOOKS CLOSED. The
               Corporation shall not be required to deliver certificates for shares of Common Stock or new stock upon surrender of shares of Series B Preferred Stock for conversion while its stock transfer books are closed for any meeting of the stockholders, or for the payment of dividends, or for any other purpose, but such delivery shall be made on the first day such books are again open; provided, however, that for the purpose of determining the number of shares to which a holder of Series B Preferred Stock shall be entitled upon conversion, he shall be deemed to have exercised the conversion right as of the date upon which he shall have presented such Series B Preferred Stock certificate for conversion.

                    "(9) PLACE OF CONVERSION. Series B Preferred Stock may
               be presented and surrendered for conversion at the principal executive offices of the Corporation. At any time and from time to time the Board of Directors may change the office at which Series B Preferred Stock may be presented and surrendered for conversion, provided that within ten (10) days after such change, notice thereof be mailed to holders of record of the Series B Preferred Stock outstanding, addressed to them at their last respective addresses as the same appear on the books of the Corporation.

                    "F. ELECTION OF DIRECTORS. If, and so often as, the
               Corporation shall be in default in the payment of dividends on the then outstanding Series B Preferred Stock in an amount equivalent to six (6) quarterly dividends (whether or not consecutive, earned or declared), the number of directors of the Corporation shall thereupon, and until all dividends in default shall have been paid or declared and set apart for payment, be two more than the full number constituting the Board of Directors immediately prior to such default. The holders of the Series B Preferred Stock voting separately as a class shall be entitled to elect directors to fill the vacancies resulting from such increase in the number of directors of the Corporation, and such holders may, at a meeting called and held as hereinafter provided, elect such two directors to hold office until the next annual meeting of shareholders. When the special class voting rights provided for herein shall have become vested they shall remain so vested at each succeeding meeting of shareholders for the election of directors; provided however, that such special voting rights shall become divested and the terms of office of the persons elected directors solely by the holders of the Series B Preferred Stock pursuant to this provision hereof shall terminate if and when all dividends then in default on the Series B Preferred Stock at the time outstanding shall be paid, but always subject to the same provisions for the vesting of such special rights in case of further like default or defaults in dividends thereon. No director elected by the holders of the Series B Preferred Stock, voting as a class, shall during his term of office be removed from office except upon the vote of the holders of the Series B Preferred Stock, voting as a class, and, regardless of any provision of the Corporation's By-laws, any vacancy caused by the death, resignation, inability to serve, or removal of any director elected by the holders of the Series B Preferred Stock, voting as a class, shall be filled only by the vote of the holders of the Series B Preferred Stock, voting as a class, at special meeting of such holders called for the purpose, or at the next annual meeting of the shareholders. Whenever the holders of the Series B Preferred Stock, as a class, become entitled to elect directors of the Corporation pursuant to the foregoing provisions, a meeting of the holders of such class shall be held upon call by the Secretary of the Corporation within 60 days after receipt of a request in writing of the holders of not less than 10% of the Series B Preferred Stock then out-standing addressed to him at the principal office of the Corporation; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request. The Corporation shall pay all reasonable expenses of the calling and holding of any such meeting and the solicitation of proxies therefor and the notice of the meeting shall be accompanied by a proxy statement containing such material as is then required by the applicable rules and regulations of the Securities and Exchange Commission. At all meetings of shareholders held for the purpose of electing directors during such times as the holders of the Series B Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to Section F hereof, the presence in person or by proxy of the holders of 40% of the outstanding Series B Preferred Stock entitled to vote separately as a class pursuant to Section F hereof shall be required to constitute a quorum of such class for the election of directors for such class; provided, however, that the absence of a quorum of the holders of shares of such class shall not prevent the election at any such meeting or adjournment thereof of any other directors by the holders of all classes of shares having voting rights for the election of directors if the necessary quorum is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of Series B Preferred Stock, the holders of a majority of the shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than an announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

                    "G. CONSENTS OF SERIES B PREFERRED STOCK. Without the
               affirmative vote or written consent of the holders of two-thirds of the shares of Series B Preferred Stock at the time outstanding, voting or consenting separately as a class, the Corporation shall not (1) issue any shares of stock of any class or series having priority over the Series B Preferred Stock in respect of the payment of dividends or the right to receive assets upon a liquidation, dissolution or winding up of the Corporation, or issue any obligations or securities convertible into or exchangeable for shares of stock of any class or series having priority over the Series B Preferred Stock in respect of the payment of dividends or the right to receive assets upon a liquidation, dissolution or winding up of the Corporation; (2) amend the Certificate of Incorporation so as to alter or change the terms of the Series B Preferred Stock or to affect adversely the rights and privileges thereof; or (3) consolidate with or merge into any other corporation or corporations, unless

                         (a) the agreement of merger or
                    consolidation shall provide for the exchange of the Series B Preferred Stock for or into shares of the surviving or resulting corporation without amendment, alteration or repeal of the express terms of such Stock in a manner adversely affecting the holders thereof; provided, however, that for the purposes of this subparagraph (a) a change in the conversion rate of the shares of the surviving or resulting corporation into which the Series B Preferred Stock are converted to give effect to the conversion ratio for the conversion of the Common Stock of the Corporation into
                    shares of the surviving or resulting corporation shall be deemed not to adversely effect the holders of the Series B Preferred Stock, and

                         (b) the surviving or resulting corporation
                    immediately after such merger or consolidation shall have no class of shares authorized or outstanding which ranks prior to the shares into which the Series B Preferred Stock shall be exchanged upon such merger or consolidation except shares into which shares of the Corporation ranking prior to the Series B Preferred Stock immediately preceding such merger or consolidation shall be exchanged upon such merger or consolidation, and

                         "(c) for the purpose of this paragraph G(3)
                    the term "resulting or surviving corporation" shall be deemed to include the corporate parent of any corporation resulting from or surviving any consolidation or merger referred to in this paragraph G(3) and the term merger shall be deemed to include a sale, lease or conveyance by the Corporation of all, or substantially all, of its assets and properties to another corporation.

                    "H. VOTING RIGHTS. Except as otherwise provided in the
               Certificate of Incorporation of the Corporation or as required by the laws of the State of Delaware or as set forth in Section F and G hereof, the holders of Series B Preferred Stock shall be entitled to one vote for each share held on all matters presented to stockholders at all meetings of the stockholders of the Corporation.

                    "I. NON-ASSESSABLE STATUS OF SERIES B PREFERRED STOCK.
               All the shares of Series B Preferred Stock for which the all consideration determined by the Board of Directors (which shall be not less than the par value of such shares) has been paid or delivered, in cash or property in accordance with the resolutions of the Board of Directors authorizing the issuance of such shares, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereof.

                    "J. RETIREMENT OF REDEEMED OR CONVERTED SERIES B
               PREFERRED STOCK. Whenever any shares of Series B Preferred Stock of the Corporation are redeemed, purchased or otherwise acquired by the Corporation, or converted in accordance with the terms hereof, the Corporation shall retire and cancel in such manner as may be provided by law all shares of Series B Preferred Stock so redeemed, purchased, otherwise acquired or converted and shall not re-issue any of such shares or issue any stock in lieu thereof except the Common Stock or new stock into which the shares of Series B Preferred Stock have been converted, and, in connection with the retirement of the Series Preferred Stock upon the redemption, purchase or acquisition thereof, the Corporation shall cause to be filed a certificate of reduction of capital.

                    "K. MISCELLANEOUS. In case at any time:

                    (1) the Corporation shall pay any dividend upon its
               Common Stock payable in shares of its Common Stock and such dividend shall be in excess of five percent (5%); or

                    (2) the Corporation shall pay in any quarter-annual
               period any cash dividends upon its Common Stock which in total amount per share will exceed by twenty-five percent (25%) or more the total amount per share of the cash dividends paid during the last preceding quarter annual period; or

                    (3) the corporation shall authorize the granting to the
               holders of its Common Stock of rights to subscribe for or purchase any shares of any class or of any other rights;

then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to any transfer agents for the Series B Preferred Stock and to each holder of record of Series B Preferred Stock, at his address then appearing on the books of the Corporation, of the record date or of the date on which the transfer books of the Corporation shall close with respect to such action. Such notice shall be given at least twenty
(20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Corporation's transfer books are closed with respect thereto."

     FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($l,000,00).

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever,

     EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered:

               (a) to make, alter or repeal the By-laws of the corporation,

          except that any amendment to Section 1 of Article III of the By-laws shall require the affirmative vote of 75% of all outstanding shares of all classes of capital stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article

          EIGHTH, clause (a) as one class, and all rights therein conferred upon stockholders are granted subject to this reservation;

               (b) to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders of the corporation;

               (c) without the assent or vote of the stockholders, to authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging as security therefor, of any property of the corporation, real or personal,

          including after acquired property;

               (d) to determine whether any, and if any, what part, of the net profits of the corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders,

          and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital;

               (e) to fix from time to time the amount of profits of the

          corporation to be reserved as working capital or for any other lawful purpose;

               (f) to establish bonus, profit-sharing or other types of

          incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations;

               (g) by resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors, and

               (h) when and as authorized by the affirmative vote of the holders of such number of shares of the Common Stock of the corporation and any other class of capital stock of the corporation as may be required by law, by this Certificate of Incorporation or by the terms of any such class or series of capital stock of the corporation, to sell,

          lease or exchange all of the property and assets of the corporation,

          including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

               In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the certificate of incorporation and of the by-laws of the corporation.

     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291, of Title 8 of the Delaware Code, or on the

application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the

Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TENTH: Meetings of stockholders may be held outside the State of Delaware,

if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     ELEVENTH: No stockholders shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or of any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

     TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute except that any amendment of clauses (a)
or (h) of Article EIGHTH, or Articles TWELFTH or FOURTEENTH of this Certificate of Incorporation shall require the affirmative vote of 75% of all outstanding shares of all classes of capital stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class, and all rights herein conferred upon stockholders are granted subject to this reservation. The affirmative vote of 75% required hereby shall be in addition to the vote of the holders of the shares of any class of capital stock of the corporation otherwise required by law or by the terms of such class or series of capital stock of the corporation, whether now or hereafter authorized and outstanding, or any agreement between the corporation and any national securities exchange.

     THIRTEENTH: Each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the General Corporation Law of

Delaware against any liability, cost or expense asserted against him in his capacity as a director, officer, employee or agent. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense.

     FOURTEENTH: Except as set forth in the last paragraph of this Article

FOURTEENTH, the affirmative vote of 75% of all outstanding shares of all classes of capital stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article

FOURTEENTH as one class, shall be required:

               (a) for the adoption of any agreement for the merger of the corporation with or into any other corporation or for the

          consolidation of the corporation with any other corporation; or

               (b) for the merger of any subsidiary of the corporation with or into any other corporation, or for the consolidation of any subsidiary of the corporation with any other corporation, where securities of this corporation are to be delivered as part or all of the consideration for such merger or consolidation; or

               (c) to authorize (i) any sale, lease or exchange of all or a substantial part of the assets of the Corporation (except assets having an aggregate fair market value of less than $1,000,000) to any other corporation, person or entity or (ii) any sale, lease or exchange to the corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets or securities (except assets or securities having an aggregate fair market value of less than $1,000,000) of any other corporation, person or entity;

if in any such case as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of stock of the corporation normally entitled to vote in elections of directors, considered for the purposes of this Article FOURTEENTH as one class.

     In order to determine the number of shares beneficially owned by a corporation, person or other entity for the purposes of this Article FOURTEENTH,

(x) any such corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned,

directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the

Securities Exchange Act of 1934 as in effect on July 1, 1976, and (y) the outstanding shares of any class of stock of the corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     The board of directors shall have the power and duty to determine for the purposes of this Article FOURTEENTH, on the basis of information known to the corporation, whether (i) such other corporation, person or other entity beneficially owns, directly or indirectly, more than five percent (5%) of the outstanding shares of stock of the corporation normally entitled to vote in elections of directors, (ii) a corporation, person or entity is an "affiliate"

or "associate" (as defined above) of another, (iii) the assets being acquired,

leased or exchanged by or to the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article FOURTEENTH,

     The provision of this Article FOURTEENTH shall not be applicable to (i) any merger or consolidation of the corporation or any subsidiary of the corporation with or into any other corporation, or any sale, lease or exchange of all or any substantial part of the assets of the corporation to, or any sale, lease or exchange to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets of, any corporation, person or entity, if the

Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or entity with respect to and substantially consistent with such transaction, prior to the time that such
corporation, person or entity shall have become a holder of more than five percent (5%) of the outstanding shares of stock of the corporation normally entitled to vote in elections of directors; or (ii) any merger or consolidation of the corporation or any subsidiary of the corporation with, or any sale, lease or exchange of any assets of the corporation to, or any sale, lease or exchange to the corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially owned by the corporation and its subsidiaries. The affirmative vote of 75% required hereby shall be in addition to any vote of the holders of the shares of any class of capital stock of the corporation otherwise required by law or by the terms of such class or series of capital stock whether now or hereafter authorized and outstanding or any agreement between the corporation and any national securities exchange.

     4. This Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Blasius Industries, Inc. has caused this certificate to be signed by George F. Blasius, its President, and attested by

Robert J. Welsh, its Secretary, this 29th day of September, 1976.


                                         BLASIUS INDUSTRIES, INC.



                                         By  /S/ GEORGE F. BLASIUS
                                             --------------------------
                                             GEORGE F. BLASIUS, PRESIDENT

ATTEST:



By  /S/ ROBERT J. WELSH
    -----------------------
    ROBERT J. WELSH, SECRETARY